FORM OF AMENDMENT NO.

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Form of Amendment No.      dated                       , 2022 (“Amendment No.     ”) to the Amended and Restated Expense Limitation Agreement dated August 1, 2021 (“Agreement”) between Equitable Investment Management Group, LLC (the “Adviser”), Equitable Investment Management, LLC (“the Administrator”) and EQ Premier VIP Trust (the “Trust”).

The Adviser, Administrator and Trust hereby agree to modify and amend the Agreement as follows:

1.

Revisions to Maximum Annual Operating Expense Limits. The maximum annual operating expense limit of the EQ/Core Plus Bond Portfolio is hereby revised, and, notwithstanding anything in the Agreement to the contrary, shall remain in effect through April 30, 2024.

2.	Schedule A. Schedule A to the Agreement, which sets forth the maximum annual operating expense limits, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ PREMIER VIP TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC
By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Kenneth Kozlowski Director, Executive Vice President and Chief Investment Officer
EQUITABLE INVESTMENT MANAGEMENT, LLC
By:
Michal Levy Executive Vice President and Chief Operating Officer

AMENDMENT NO.

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Maximum Annual Operating Expense Limit (% of average daily net assets)
Portfolio	Class K	Class A+	Class B+
EQ/Core Plus Bond Portfolio	0.68%*	0.93%*	0.93%*
EQ/Aggressive Allocation Portfolio	1.00%*	1.25%*	1.25%*
EQ/Conservative Allocation Portfolio	0.75%*	1.00%*	1.00%*
EQ/Conservative-Plus Allocation Portfolio	0.85%*	1.10%*	1.10%*
EQ/Moderate Allocation Portfolio	0.90%*	1.15%*	1.15%*
EQ/Moderate-Plus Allocation Portfolio	0.95%*	1.20%*	1.20%*
Target 2015 Allocation Portfolio	0.85%*	1.10%*	1.10%*
Target 2025 Allocation Portfolio	0.85%*	1.10%*	1.10%*
Target 2035 Allocation Portfolio	0.85%*	N/A	1.10%*
Target 2045 Allocation Portfolio	0.85%*	N/A	1.10%*
Target 2055 Allocation Portfolio	0.85%*	N/A	1.10%*

+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.
*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.
N/A This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.